UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 31, 2014

                           VANGUARD ENERGY CORPORATION
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

         Colorado                         None                  27-2888719
 -------------------------         ------------------        ----------------
(State or other jurisdiction      (Commission File No.)     (IRS Employer
 of incorporation)                                           Identification No.)

                         1330 Post Oak Blvd., Suite 1600
                              Houston, Texas 77056
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (713) 627-2500

                                       N/A
               --------------------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     In June, July and September 2012 the Company sold convertible secured promissory notes to a group of private investors. Notes in the principal amount of $5,179,500 were sold for cash, and notes in the principal amount of $3,075,000 were exchanged for notes that the Company sold in 2010. The notes bear interest at 15% per year, payable quarterly and mature on June 30, 2015. The notes are convertible into shares of the Company's common stock at a conversion price of $1.25 per share.

     On March 31, 2014 the Company failed to make its interest payments on the notes. As a result, the note holders are entitled to declare the notes in default, in which case the principal amount of the notes, plus all accrued and unpaid interest, would be immediately due and payable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2014
                                      VANGUARD ENERGY CORPORATION


                                      By: /s/ Warren M. Dillard
                                          ------------------------------------
                                          Warren M. Dillard, President and Chief
                                          Executive Officer